Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ REPORTS SECOND-QUARTER 2025 RESULTS

SECOND-QUARTER HIGHLIGHTS:
•TOTAL REVENUE OF $683.5M, UP 62.7%
•NET INCOME OF $41.9M, UP 111.9%; GAAP EPS OF $0.66, UP 69.2%;
•ADJUSTED EBITDA OF $117.2M, UP 127.9%; ADJUSTED DILUTED EPS OF $0.95, UP 63.8%
SIX-MONTH HIGHLIGHTS:
•TOTAL REVENUE OF $1.5B, UP 66.4%
•NET INCOME OF $164.7M, UP 70.4%; GAAP EPS OF $2.58, UP 34.4%;
•ADJUSTED EBITDA OF $355.6M, UP 108.9%; ADJUSTED DILUTED EPS OF $3.26, UP 46.8%
CLEVELAND (July 30, 2025) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading national professional services advisor, today announced results for the second quarter ended June 30, 2025.
“We’re pleased to deliver strong earnings in the second quarter and year-to-date demonstrating the strength and resilience of our business model amidst challenging market conditions,” said Jerry Grisko, CBIZ President and CEO.
“This has been a monumental time for our business, our clients, our industry and especially our team members with the Marcum acquisition being among the most important and value-creating strategic decisions in our history. With a high proportion of essential, recurring services, strong client retention, robust free cash flow, and disciplined cost management, we’re well-positioned for future growth.”
For the second quarter of 2025, CBIZ recorded revenue of $683.5 million, an increase of $263.5 million, or 62.7%, compared with $420.0 million reported for the same period in 2024. Net income was $41.9 million, or $0.66 per diluted share, for the second quarter of 2025, compared with $19.8 million, or $0.39 per diluted share, for the same period a year ago.
Excluding acquisition-related integration expenses, amortization of intangible assets, and other non-recurring gains and losses, Adjusted net income was $60.5 million in the second quarter of 2025, compared with Adjusted net income of $29.5 million for the same period a year ago. Adjusted earnings per share were $0.95 for the second quarter of 2025, an increase of 63.8%, compared with Adjusted earnings per share of $0.58 for the same period a year ago. Adjusted EBITDA for the second quarter of 2025 was $117.2 million, up 127.9%, compared with $51.4 million for the same period in 2024.
For the six months ended June 30, 2025, CBIZ recorded revenue of $1,521.5 million, an increase of $607.2 million or 66.4%, over the $914.3 million recorded for the same period in 2024. Net income was $164.7

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million, or $2.58 per diluted share, for the six months ended June 30, 2025, compared with $96.7 million, or $1.92 per diluted share, for the same period a year ago.
For the six months ended June 30, 2025, Adjusted net income was $208.4 million, compared with Adjusted net income of $111.7 million for the same period a year ago. Adjusted earnings per share was $3.26 for the six months ended June 30, 2025, an increase of 46.8%, compared with Adjusted earnings per share of $2.22 for the same period a year ago. Adjusted EBITDA for the six months ended June 30, 2025, was $355.6 million, compared with $170.2 million for the same period in 2024.

2025 Outlook
The Company expects:
•Total revenue within a range of $2.8 billion to $2.95 billion
•Effective tax rate of approximately 29%
•Weighted average fully diluted share count within a range of 64.5 to 65.0 million shares
•GAAP fully diluted earnings per share to be within a range of $1.97 to $2.02
•Adjusted fully diluted earnings per share within a range of $3.60 to $3.65
•Adjusted EBITDA within a range of $450 million to $456 million
Conference Call
CBIZ will host a conference call today at 5 p.m. (ET) to discuss its second-quarter financial results. The call will be webcast, and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register for the conference call at https://dpregister.com/sreg/10201105/ff7ebe5f63.
About CBIZ
CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle-market businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 10,000 team members across more than 160 locations in 22 major markets coast to coast. For more information, visit www.cbiz.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this release, including, without limitation, our “2025 Outlook,” regarding our financial position, business strategy and plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.

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From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this release and in any other public statements that we make, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; our business could be adversely affected if Marcum does not perform to our expectations or we underestimate the liabilities we have assumed; we are dependent on the services of our executive officers, and other key employees, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and a material impact on our results of operations and financial condition; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; recent Securities & Exchange Commission ("SEC") and Public Company Accounting Oversight Board sanctions against Marcum may adversely impact our performance and reputation; if we are unable to implement and maintain effective internal control over financial reporting following the acquisition of Marcum (the Transaction), we may fail to prevent or detect material misstatements in our financial statements, in which case investors could lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial condition; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of the Transaction; climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs; the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our amended and restated credit agreement providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan and $600.0 million revolving credit facility, could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; our increased leverage following the Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant

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number of shares issuable as the stock consideration in the Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; there is volatility in our stock price; and the price of our common stock could be adversely impacted if we do not perform to expectations following the Transaction.
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied.
Consequently, no forward-looking statement can be guaranteed. A more detailed description of risk factors may be found in our periodic filings with the SEC, including in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements made in this release are made only as of the date hereof, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the SEC.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (“EPS”), and Adjusted EBITDA, which are non-GAAP measures. These non-GAAP measures are adjusted to exclude the impact of the Transaction, integration costs, amortization of acquired intangible assets, and other significant non-operating related gains and losses management does not consider ongoing in nature.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, and gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business.
Management provides specific information regarding the GAAP amounts excluded from or included in these non-GAAP financial measures. Additionally, management provides reconciliations of these non-GAAP financial measures to their most comparable financial measures in accordance with GAAP. Please see the sections captioned “GAAP Reconciliation” within the Appendix for the reconciliations.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2025	%	2024	%
Revenue	$683,496	100.0%	$420,012	100.0%
Operating expenses (1)	595,587	87.1	366,368	87.2
Gross margin	87,909	12.9	53,644	12.8
Corporate general and administrative expenses (1)	27,637	4.0	22,050	5.2
Operating income	60,272	8.9	31,594	7.6
Other (expense) income:
Interest expense	(27,867)	(4.1)	(5,884)	(1.4)
Other income, net (1) (2)	25,374	3.7	2,483	0.6
Total other expense, net	(2,493)	(0.4)	(3,401)	(0.8)
Income before income tax expense	57,779	8.5	28,193	6.8
Income tax expense	15,837		8,400
Net income	$41,942	6.1%	$19,793	4.7%

Diluted earnings per share	$0.66		$0.39

Diluted weighted average common shares outstanding	63,784		50,276
Other data:
Adjusted EBITDA (3)	$117,153	17.1%	$51,406	12.2%
Adjusted Diluted EPS (3)	$0.95		$0.58

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

Income and expenses related to the deferred compensation plan for the three months ended June 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Three Months Ended June 30,
	2025	% of Revenue	2024	% of Revenue
Operating expenses	$11,717	1.7%	$2,283	0.5%
Corporate general & administrative expenses	1,458	0.2%	323	0.1%
Other income, net	13,175	1.9%	2,606	0.6%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Three Months Ended June 30,
	2025				2024
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$87,909	$11,717	$99,626	14.6%	$53,644	$2,283	$55,927	13.3%
Operating income	60,272	13,175	73,447	10.7%	31,594	2,606	34,200	8.1%
Other income, net	25,374	(13,175)	12,199	1.8%	2,483	(2,606)	(123)	—%
Income before income tax expense	57,779	—	57,779	8.5%	28,193	—	28,193	6.8%
(2)Included in "Other income, net" for the three months ended June 30, 2025, and 2024, is expense of $1.0 million and $0.2 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions. Additionally, during the three months ended June 30, 2025 the Company recorded a $12.5 million gain from a legal settlement.
(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2025	%	2024	%
Revenue	$1,521,510	100.0%	$914,309	100.0%
Operating expenses (1)	1,205,499	79.2	742,853	81.2
Gross margin	316,011	20.8	171,456	18.8
Corporate general and administrative expenses (1)	55,707	3.7	40,761	4.5
Operating income	260,304	17.1	130,695	14.3
Other (expense) income:
Interest expense	(53,023)	(3.5)	(10,395)	(1.1)
Other income, net (1) (2)	23,408	1.5	11,907	1.3
Total other (expense) income, net	(29,615)	(2.0)	1,512	0.2
Income before income tax expense	230,689	15.1	132,207	14.5
Income tax expense	65,974		35,530
Net income	$164,715	10.8%	$96,677	10.6%

Diluted earnings per share	$2.58		$1.92

Diluted weighted average common shares outstanding	63,960		50,248
Other data:
Adjusted EBITDA (3)	$355,569	23.4%	$170,236	18.6%
Adjusted EPS (3)	$3.26		$2.22

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(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

Income and expenses related to the deferred compensation plan for the six months ended June 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Six Months Ended June 30,
	2025	% of Revenue	2024	% of Revenue
Operating expenses	$9,285	0.6%	$10,859	1.2%
Corporate general and administrative expenses	1,339	0.1%	1,380	0.2%
Other income, net	10,624	0.7%	12,239	1.3%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2025, and 2024, are as follows (in thousands, except percentages):

	Six Months Ended June 30,
	2025				2024
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$316,011	$9,285	$325,296	21.4%	$171,456	$10,859	$182,315	19.9%
Operating income	260,304	10,624	270,928	17.8%	130,695	12,239	142,934	15.6%
Other income, net	23,408	(10,624)	12,784	0.8%	11,907	(12,239)	(332)	—%
Income before income tax expense	230,689	—	230,689	15.2%	132,207	—	132,207	14.5%
(2)Included in "Other income, net" for the six months ended June 30, 2025, and 2024, is expense of $1.5 million and $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions. Additionally, during the six months ended June 30, 2025 the Company recorded a $12.5 million gain from a legal settlement.
(3)Refer to the schedules reconciling Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SELECT SEGMENT DATA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Financial Services	$569,819	$309,233	$1,283,480	$681,863
Benefits and Insurance Services	101,929	97,419	214,905	205,827
National Practices	11,748	13,360	23,125	26,619
Total Revenue	$683,496	$420,012	$1,521,510	$914,309

Gross Margin
Financial Services	$85,361	$46,424	$288,529	$153,493
Benefits and Insurance Services	17,922	14,176	45,540	38,947
National Practices	1,267	1,332	2,379	2,658
Operating expenses - unallocated (1):
Other expense	(4,924)	(6,005)	(11,152)	(12,783)
Deferred compensation	(11,717)	(2,283)	(9,285)	(10,859)
Total Gross Margin	$87,909	$53,644	$316,011	$171,456
As a % of Revenue	12.9%	12.8%	20.8%	18.8%

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Net income	$164,715	$96,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	49,858	19,008
Bad debt expense, net of recoveries	1,862	1,244
Adjustments to contingent earnout liability, net	1,487	638
Stock-based compensation expense	12,239	5,016
Other noncash adjustments	19,831	3,401
Net income, after adjustments to reconcile net income to net cash provided by operating activities	249,992	125,984
Changes in assets and liabilities, net of acquisitions and divestitures	(225,112)	(101,545)
Net cash provided by operating activities	24,880	24,439
Net cash used in investing activities	(12,299)	(33,247)
Net cash used in financing activities	(33,249)	(11,920)
Net decrease in cash, cash equivalents and restricted cash	(20,668)	(20,728)
Cash, cash equivalents and restricted cash at beginning of year	$187,170	$157,148
Cash, cash equivalents and restricted cash at end of period	$166,502	$136,420

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$39,817	$1,128
Restricted cash	49,145	44,947
Cash equivalents included in funds held for clients	77,540	90,345
Total cash, cash equivalents and restricted cash	$166,502	$136,420

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands, except percentages, DSO, and per share data)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$39,817	$13,826
Restricted cash	49,145	38,661
Accounts receivable, net	676,054	534,858
Other current assets	82,142	72,528
Current assets before funds held for clients	847,158	659,873
Funds held for clients	118,877	175,853
Goodwill and other intangible assets, net	2,899,958	2,945,470

Total assets	4,537,973	4,470,883

Current liabilities before client fund obligations, excluding short-term debt	417,342	463,697
Client fund obligations	118,705	175,928
Total short-term debt, net	66,274	66,177
Total long-term debt, net	1,488,215	1,333,755

Total liabilities	2,646,130	2,690,900

Treasury stock	(989,680)	(910,601)

Total stockholders' equity	1,891,843	1,779,983

Debt to equity	82.2%	78.6%
Days sales outstanding (DSO) (1)	87	73

Shares outstanding	54,024	50,198
Basic weighted average common shares outstanding	63,542	52,375
Diluted weighted average common shares outstanding	63,784	52,661

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2024, was 95.

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CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended June 30, 2025
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$85,335	$17,968	$1,267	$(62,628)	$41,942	$0.66
Adjustments:
Integration costs related to acquisitions (2)	4,987	226	—	13,950	19,163	0.31
Amortization of acquired intangible assets	17,091	1,699	—	—	18,790	0.29
Litigation gain, net (3)	—	—	—	(11,859)	(11,859)	(0.19)
Income tax effect related to adjustments	—	—	—	(7,552)	(7,552)	(0.12)
Adjusted net income (loss)	$107,413	$19,893	$1,267	$(68,089)	$60,484	$0.95
Interest expense	—	—	—	27,867	27,867
Income tax expense	—	—	—	15,837	15,837
Tax effect related to the adjustments above	—	—	—	7,552	7,552
Depreciation (4)	3,789	534	2	1,088	5,413
Adjusted EBITDA	$111,202	$20,427	$1,269	$(15,745)	$117,153
As a % of Revenue	19.5%	20.0%	10.8%	N/A	17.1%

	Three Months Ended June 30, 2024
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$46,552	$14,219	$1,328	$(42,306)	$19,793	$0.39
Adjustments:
Integration costs related to acquisitions (2)	162	169	—	6,650	6,981	0.14
Amortization of acquired intangible assets	4,021	1,999	—	—	6,020	0.12
Facility optimization costs (5)	—	—	—	85	85	—
Litigation cost (3)	—	—	—	723	723	0.01
Income tax effect related to adjustments	—	—	—	(4,114)	(4,114)	(0.08)
Adjusted net income (loss)	$50,735	$16,387	$1,328	$(38,962)	$29,488	$0.58
Interest expense	—	—	—	5,884	5,884
Income tax expense	—	—	—	8,400	8,400
Tax effect related to the adjustments above	—	—	—	4,114	4,114
Depreciation	1,784	558	9	1,169	3,520
Adjusted EBITDA	$52,519	$16,945	$1,337	$(19,395)	$51,406
As a % of Revenue	17.0%	17.4%	10.0%	N/A	12.2%

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of Marcum acquisition and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to acquisitions. Amounts reported for 2025 relate to the costs associated with the acquisition of Marcum, and amounts reported in 2024 relate to the costs associated with the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc.
(3)During the three months ended June 30, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The gain was recorded in “other income (expense), net” on the consolidated statement of comprehensive income. The costs associated with this litigation were $0.6 million and $0.7 million, respectively, for the three months ended June 30, 2025 and 2024, and were recorded in “Corporate general and administrative expenses” on the consolidated statement of comprehensive income.
(4)Depreciation expense reported for 2025 excluded $0.9 million of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the acquisition of Marcum.
(5)These costs related to incremental non-recurring lease expenses incurred as a result of CBIZ's real estate optimization efforts.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

	Six months ended June 30, 2025
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$288,688	$45,913	$2,379	$(172,265)	$164,715	$2.58
Adjustments:
Integration costs related to acquisitions (2)	7,500	381	—	26,974	34,855	0.54
Amortization of acquired intangible assets	33,981	3,475	—	—	37,456	0.59
Litigation gain, net (3)	—	—	—	(11,063)	(11,063)	(0.17)
Income tax effect related to adjustments	—	—	—	(17,516)	(17,516)	(0.28)
Adjusted net income (loss)	$330,169	$49,769	$2,379	$(173,870)	$208,447	$3.26
Interest expense	—	—	—	53,023	53,023
Income tax expense	—	—	—	65,974	65,974
Tax effect related to the adjustments above	—	—	—	17,516	17,516
Depreciation (4)	7,346	1,083	3	2,177	10,609
Adjusted EBITDA	$337,515	$50,852	$2,382	$(35,180)	$355,569
As a % of Revenue	26.3%	23.7%	10.3%	N/A	23.4%

	Six months ended June 30, 2024
	Financial Services	Benefits and Insurance Services	National Practices	Corporate & Other	Consolidated	EPS
Net income (loss)	$153,707	$39,034	$2,654	$(98,718)	$96,677	$1.92
Adjustments:
Integration costs related to acquisitions (2)	257	169	—	7,137	7,563	0.15
Amortization of acquired intangible assets	7,916	4,048	—	1	11,965	0.24
Facility optimization costs (5)	—	—	—	340	340	0.01
Litigation cost (3)	—	—	—	723	723	0.01
Income tax effect related to adjustments	—	—	—	(5,534)	(5,534)	(0.11)
Adjusted net income (loss)	$161,880	$43,251	$2,654	$(96,051)	$111,734	$2.22
Interest expense	—	—	—	10,395	10,395
Income tax expense	—	—	—	35,530	35,530
Tax effect related to the adjustments above	—	—	—	5,534	5,534
Depreciation	3,581	1,148	18	2,296	7,043
Adjusted EBITDA	$165,461	$44,399	$2,672	$(42,296)	170,236
As a % of Revenue	24.3%	21.6%	10.0%	N/A	18.6%

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of Marcum acquisition and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.

(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to acquisitions. Amounts reported for 2025 relate to the costs associated with the acquisition of Marcum, and amounts reported in 2024 relate to the costs associated with the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(3)During the six months ended June 30, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The gain was recorded in “other income (expense), net” on the consolidated statement of comprehensive income for the six months ended June 30, 2025. The costs associated with this litigation were $1.4 million and $0.7 million, respectively, for the six months ended June 30, 2025 and 2024, and were recorded in “Corporate general and administrative expenses” on the consolidated statement of comprehensive income.
(4)Depreciation expense reported for 2025 excluded $1.8 million of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the acquisition of Marcum.
(5)These costs related to incremental non-recurring lease expenses incurred as a result of CBIZ's real estate optimization efforts.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2025 Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA Guidance

	Full Year 2025 Guidance
	(Amounts in millions except per share data)
	Low		High
	Amounts	EPS	Amounts	EPS
GAAP Net Income	$127.9	$1.97	$131.1	$2.02
Amortization of acquired intangible assets (1)	75.1	1.15	75.1	1.15
Integration costs related to acquisitions (2)	75.0	1.15	75.0	1.15
Income tax effect related to adjustments	(43.5)	(0.67)	(43.5)	(0.67)
Adjusted Net Income	$234.5	$3.60	$237.7	$3.65
Depreciation	22.1		22.1
Interest expense	99.3		99.3
Income tax expense included the tax effect related to the adjustments above	94.5		97.1
Adjusted EBITDA	$450.4		$456.2
(1) These costs represent the amortization of the intangible assets, such as client lists, recognized as a result of applying Accounting Standards Codification Topic 850, Business Combinations. The amount of amortization expense recorded in each period is significantly affected by the size and timing of our acquisitions.
(2) These costs include, but are not limited to, certain consulting, technology, personnel, as well as other operating and general administrative costs associated with the integration of the Marcum business.
Contacts:
Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com
Investor Relations: Lori Novickis, Director, Corporate Relations, lnovickis@cbiz.com
CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

NYSE: CBZ ● www.cbiz.com ● X: @cbz